Exhibit 99.1

RiceBran Technologies Reports Full Year 2017 Financial Results

Sacramento, California – March 15, 2018 – RiceBran Technologies (NASDAQ: RIBT and RIBTW) (the “Company” or “RBT”), a global leader in the production and marketing of value added products derived from rice bran, announced today the Company’s financial results for the full year ended December 31, 2017.

Business Highlights

•
Successfully exited from unprofitable operations in Brazil and completed the sale of its Healthy Natural contract manufacturing business for $18.3 million in cash to focus on proprietary ingredient business.

•	Secured a direct $2.9 million equity investment from Continental Grain to fuel future sales growth.

•	Expanded GPMs by over 400bps and reduced annual SG&A expenses by $2.5 million or 20.2% through cost cutting initiatives.

•
Significantly improved balance sheet with year-end 2017 cash totaling $6.2 million and shareholders’ equity rising to $14.7 million compared to cash of $342,000 and a shareholders’ deficit of $(632,000) at year-end 2016.

•	Added key sales personnel in the second half of 2017 to help drive future ingredient sales growth.

“We are pleased with the progress we made in 2017 as we completed the work to put RBT on sound financial footing,” said Dr. Robert Smith, CEO.  “Our expanded salesforce is now focused on targeted customer niches, and we are seeing progress in growing those niches.  We believe this will translate into accelerating revenue growth starting with the 2018 second quarter and we expect our quarterly adjusted EBITDA to improve markedly by the end of 2018.”

Highlights of RBT’s 2017 results:

•	RiceBran Technologies reported revenue of $13.4 million in 2017 versus $13.0 million in 2016. Sales of our Animal Nutrition product sales were up 9% while Food product sales fell 2%.

•
Gross profit expanded to $3.8 million from $3.1 million, and gross profit rate was 28.39% in 2017 versus 24.09% last year.  Raw bran prices were a favorable impact for much of the year, while obsolete inventory costs also fell.

•
SG&A costs were sharply lower at $9.9 million in 2017 versus $12.4 million in 2016, reflecting aggressive company efforts to improve profitability.  Primary drivers of this decrease included lower payroll, travel and entertainment, marketing, and annual meeting expenses (the latter related to the 2016 proxy contest).

•	Our loss from operations of $(6.1) million in 2017 was improved from $(9.3 million) as a result of higher gross profit and lower SG&A.

•	Our adjusted EBITDA was $(4.1) million in 2017, improved from $(5.4) million in 2016.

Highlights of RBT’s 2017 fourth quarter results:

•
The fourth quarter saw sales decline 3% to $3.1 million from $3.2 million in the 2016 fourth quarter.  Although we were not expecting growth in the fourth quarter, our performance was partially constrained by end of quarter customer delivery timing issues and some unexpected downtime at one of our facilities.

•
Gross profit was $666,000 in the 2017 fourth quarter versus $578,000 in the 2016 fourth quarter, and gross profit rate improved to 21.15% from 17.87%.  Inventory reserves helped gross profit margins, which was partially offset by higher raw bran prices.

•
SG&A expenses totaled $2.46 million in the 2017 fourth quarter versus $2.96 million in the 2016 fourth quarter, declining to 78.12% of revenue from 91.38%.  Lower stock option, bonus, office, and fee expenses were primary causes of the decrease.

•
Operating loss of $(1.79) million in the 2017 fourth quarter improved from $(2.38) million in the 2016 fourth quarter, and adjusted EBITDA was $(1.34) million compared to $(1.69) million, respectively.

RBT’s balance sheet was substantially strengthened in 2017:

•	Year-end cash and cash equivalents totaled $6.2 million in 2017 versus $342,000 at the end of 2016.

•	Debt was reduced to $16,000 at the end of 2017 from $9.0 million at the end of 2016.

•	Shareholders’ equity totaled $14.7 million at year-end 2017, up from $(632,000) a year earlier.

•
Most of the improved financial condition resulted from the proceeds and gain on our sale of Healthy Natural and an amended agreement that allowed us to change the accounting treatment for many of our warrants to equity treatment versus liability.

“We are in a strong position to pursue growth opportunities,” noted Brent Rystrom, COO and CFO.  “Our sales team, led by Michael Goose, is making major inroads in identifying and selling to new customers as well as building volumes with existing customers.  We see this leading to a progressive acceleration in revenue growth beginning in the 2018 second quarter.  We plan to hold non-selling expenses flat in 2018, which should drive sharply improving profitability.”

RiceBran Technologies is providing guidance for 2018:

•	Annual revenue exceeding $16.0 million compared to the $13.4 million we reported in 2017.

•	First quarter revenue flat to down 5% compared to the 2017 first quarter.

•	Second quarter revenue up 7% to 12% compared to the 2017 second quarter.

•	Third quarter revenue up 20% to 30% compared to the 2017 third quarter.

•	Fourth quarter revenue up at least 30% compared to the 2017 fourth quarter.

•
Annual EBITDA: On revenue of $16.0 million in 2018 the Company expects an adjusted EBITDA loss of $(3.0) million to $(3.5) million for the year, with the loss largest in the first quarter and decreasing sequentially as the year unfolds and the range determined by the mix of customer types in our overall revenue.

•
Attaining positive adjusted EBITDA: provided the Company can maintain meaningful double-digit revenue growth rates into 2019 while maintaining strong controls on our costs and expenses, we believe we will reach breakeven adjusted EBITDA by mid-year 2019.

Conference Call Information

RiceBran Technologies will host a conference call today, Thursday, March 15, at 4:30 p.m. Eastern Time to discuss these results.  The conference call information is as follows:

•	Date: March 15, 2018

•	Time: 4:30 p.m. Eastern Daylight Time

•	Direct Dial-in number for US/Canada: (201) 493-6780

•	Toll Free Dial-in number for US/Canada: (877) 407-3982

•	Dial-In number for international callers: (201) 493-6780

•	Participants will ask for the RiceBran Technologies 2017 Year End Financial Results Call

This call is being webcast by ViaVid and can be accessed at http://public.viavid.com/index.php?id=128749.

The call will also be available for replay by accessing http://public.viavid.com/index.php?id=128749.

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company servicing the food, animal nutrition and specialty ingredient products markets. We utilize our proprietary and patented intellectual property to convert rice bran, one of the world's most underutilized food sources, into a number of highly nutritious and clean label ingredient products. The global target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers. More information can be found in the Company's filings with the SEC and by visiting our website at http://www.ricebrantech.com

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran Technologies' expectations regarding revenue growth, product demand and opportunities, improved adjusted EBITDA, costs and expenses, and profitability. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties. RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in this press release and in RiceBran Technologies' filings with the Securities and Exchange Commission, including its most recent periodic reports.

Investor Contact:
Ascendant Partners, LLC
Richard Galterio
(732) 410-9810
rich@ascendantpartnersllc.com

RiceBran Technologies
Consolidated Balance Sheets
December 31, 2017 and 2016
(in thousands, except share amounts)

	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$6,203	$342
Restricted cash	775	-
Accounts receivable, net of allowance for doubtful accounts of $8 and $12	1,273	1,094
Inventories
Finished goods	564	795
Packaging	114	138
Deposits and other current assets	519	824
Current assets held for sale	-	4,335
Total current assets	9,448	7,528
Property and equipment, net	7,850	7,025
Other long-term assets, net	63	242
Noncurrent assets held for sale	-	14,050
Total assets	$17,361	$28,845

LIABILITIES, TEMPORARY EQUITY AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$765	$714
Accrued salary, wages and benefits	773	496
Accrued expenses	741	904
Unearned revenue	75	384
Escrow liability	258	-
Current maturities of long-term debt	4	3,063
Current liabilities held for sale	-	15,801
Total current liabilities	2,616	21,362
Long-term debt, less current portion	12	5,964
Derivative warrant liabilities	-	1,527
Noncurrent liabilities held for sale	-	73
Total liabilities	2,628	28,926
Commitments and contingencies
Temporary equity
Preferred stock, Series F, convertible, 20,000,000 shares authorized, 3,000 shares issued and outstanding	-	551
Total temporary equity	-	551
Equity (deficit):
Equity (deficit) attributable to RiceBran Technologies shareholders:
Preferred stock, 20,000,000 shares authorized:
Series F, convertible, 3,000 shares authorized, no shares issued and outstanding	-	-
Series G, convertible, 3,000 shares authorized, 630 shares issued and outstanding	313	-
Common stock, no par value, 50,000,000 shares authorized, 18,046,731 and 10,790,351 shares issued and outstanding	279,548	264,232
Accumulated deficit	(265,128)	(259,819)
Accumulated deficit attributable to noncontrolling interest in discontinued operations	-	(699)
Accumulated other comprehensive loss	-	(4,346)
Total equity (deficit) attributable to RiceBran Technologies shareholders	14,733	(632)
Total liabilities, temporary equity and equity (deficit)	$17,361	$28,845

RiceBran Technologies
Consolidated Statements of Operations
Years Ended December 31, 2017 and 2016
(in thousands, except share and per share amounts)

	2017	2016

Revenues	$13,355	$12,982
Cost of goods sold	9,564	9,855
Gross profit	3,791	3,127
Selling, general and administrative expenses	9,888	12,384
Loss from operations	(6,097)	(9,257)
Other income (expense):
Interest expense	(1,623)	(2,483)
Change in fair value of derivative warrant liabilities	670	1,625
Loss on extinguishment of debt	(8,290)	-
Gain on resolution of Irgovel purchase litigation	-	1,598
Other income	307	563
Other expense	(182)	-
Total other income (expense)	(9,118)	1,303
Loss from continuing operations before income taxes	(15,215)	(7,954)
Income tax benefit	5,030	1,824
Loss from continuing operations	(10,185)	(6,130)
Income (loss) from discontinued operations, net of tax	3,983	(5,120)
Net loss	(6,202)	(11,250)
Less - Net loss attributable to noncontrolling interest in discontinued operations	(1,671)	(2,720)
Net loss attributable to RiceBran Technologies shareholders	(4,531)	(8,530)
Less - Dividends on preferred stock, beneficial conversion feature	778	551
Net loss attributable to RiceBran Technologies common shareholders	$(5,309)	$(9,081)

Basic earnings (loss) per common share:
Continuing operations	$(0.92)	$(0.72)
Discontinued operations	0.47	(0.25)
Basic loss per common share - RiceBran Technologies	$(0.45)	$(0.97)

Diluted earnings (loss) per common share:
Continuing operations	$(0.92)	$(0.72)
Discontinued operations	0.47	(0.25)
Diluted loss per common share - RiceBran Technologies	$(0.45)	$(0.97)

Weighted average number of shares outstanding:
Basic	11,923,923	9,338,370
Diluted	11,923,923	9,338,370

USE OF NON-GAAP FINANCIAL INFORMATION

We utilize “Adjusted EBITDA” as a supplemental measure in our ongoing analysis of short term and long term cash requirement and liquidity needs. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to EBITDA). Management uses Adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that Adjusted EBITDA provides a more accurate and informative indicator of our cash requirements.

The table below contains a reconciliation of net income (GAAP) and Adjusted EBITDA (Non-GAAP) for the three months and twelve months ended December 31, 2017 and 2016.  We do not provide a reconciliation of forward-looking net income (GAAP) to Adjusted EBITDA (non-GAAP).  Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods.  Any forward-looking Adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net income that are excluded from actual net income in the table below.

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the three months ended December 31 (in thousands)

	2017	2016
Net income (loss)	$(1,795)	$(1,635)
Interest expense	7	999
Interest income	-	-
Depreciation & amortization	186	242
Unadjusted EBITDA	$(1,602)	$(394)
Add Back Other Items:
Change in fair value of derivative liabilities	138	(1,311)
Gain on resolution of Irgovel purchase litigation	-	-
Loss on extinguishment of debt	-	-
Other income/expense	(59)	(431)
Proxy contest expense	-	(390)
Share-based compensation	169	691
Est. CEO Employment Agreement Settlement	-	47
Corporate relocation associated expenses	15	-
Other	-	95
Adjusted EBITDA	$(1,339)	$(1,693)

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the twelve months ended December 31 (in thousands)

	2017	2016
Net income (loss)	$(15,215)	$(7,954)
Interest expense	1,623	2,483
Interest income	-	-
Depreciation & amortization	757	936
Unadjusted EBITDA	$(12,835)	$(4,535)
Add Back Other Items:
Change in fair value of derivative liabilities	(670)	(1,625)
Gain on resolution of Irgovel purchase litigation	-	(1,598)
Loss on extinguishment of debt	8,290	-
Other income/expense	(125)	(563)
Proxy contest expense	-	667
Share-based compensation	1,073	1,275
Est. CEO Employment Agreement Settlement	-	747
Corporate relocation associated expenses	116	-
Other	92	262
Adjusted EBITDA	$(4,059)	$(5,370)